UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 23, 2011

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction)	(Commission file number)	(IRS ID No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

Effective November 8, 2011, Charles Lesser resigned as an Officer and Director of the Registrant.  Mr. Lesser held the position of Director, President and Chief Financial Officer of the Registrant. Mr. Lesser resigned for personal reasons.  In the interim, Christian Wicks, a current Director of the Registrant, has been appointed interim President and Chief Financial Officer.

    On November 23, 2011, the following were elected as additional members of the Registrant’s Board of Directors:

Derek Finney
Kendrick Kim

From 2000-2010, Mr. Finney was president and CEO of Freddie’s Chop Shop, which was an apparel manufacturing company that produced juniors, contemporary and young mens clothing for specialty and department stores. From 2010 to the present, Mr. Finney acted as a consultant for manufacturers and suppliers of apparel.

Since 2007, Mr. Kim has been president and operational manager of Jean Genie Studio, a company which manufactures denims. From 2003-2007, he was president of Dragon Nation, a company which manufactured private label jeans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

	By:	/s/ Christian Wicks
Christian Wicks, Interim President

Dated: November 23, 2011